                                                                    EXHIBIT 21.1


         The following table sets forth the name and jurisdiction of incorporation/charter of the Registrant's subsidiaries. Inactive subsidiaries are not listed. All of the subsidiaries are 100% owned except as noted.

                                                               JURISDICTION OF
                            NAME OF SUBSIDIARY             INCORPORATION/CHARTER

First Northern Savings Bank (1)                                      USA
Great Northern Financial Services Corporation (2)                 Wisconsin
Savings Financial Corporation (50% owned (2))                     Wisconsin
First Northern Investments, Inc. (2)                               Nevada
Mutual Savings Bank (1)                                              USA
Lake Financial and Insurance Services, Inc. (3)                   Wisconsin
Mutual Investment Corporation (3)                                  Nevada
MC Development LTD (3)                                            Wisconsin


(1)      Direct subsidiary of Bank Mutual Corporation.
(2)      Direct subsidiary of First Northern Savings Bank.
(3)      Direct subsidiary of Mutual Savings Bank.